As filed with the Securities and Exchange Commission on June 14, 2001

                                                      Registration No. 333-92357
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                  ------------

                         THE BEAR STEARNS COMPANIES INC.
             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                                 13-3286161
    (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
     Incorporation or Organization)


                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                         THE BEAR STEARNS COMPANIES INC.
                                STOCK AWARD PLAN
                            (Full Title of the Plan)

                             SAMUEL L. MOLINARO JR.
                             CHIEF FINANCIAL OFFICER
                         THE BEAR STEARNS COMPANIES INC.
                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent For Service)

                                   COPIES TO:
                              DENNIS J. BLOCK, ESQ.
                          CADWALADER, WICKERSHAM & TAFT
                                100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 504-6000
                               ------------------


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
   Title of Each                                  Proposed Maximum          Proposed Maximum       Amount of
Class of Securities         Amount to be              Offering            Aggregate Offering     Registration
  to be Registered          Registered(1)         Price Per Unit(2)             Price(2)            Fee(2)
------------------------------------------------------------------------------------------------------------------
Common Stock, par value      24,000,000
$1.00 per share              shares (3)           $53.43                  $427,440,000            $106,860(3)
==================================================================================================================

(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.

(2) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on June 12, 2001.

(3) A registration fee with respect to 16,000,000 shares was previously paid with the original filing of this Registration Statement, and the registration fee paid with this Post-Effective Amendment No. 1 is with respect to the additional 8,000,000 shares.
================================================================================

                                EXPLANATORY NOTE

    On December 8, 1999, The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), filed a Registration Statement on Form S-8 (File No. 333-92357) in order to register 16,000,000 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), issuable under The Bear Stearns Companies Inc. Stock Award Plan (the "Stock Award Plan").

    On March 29, 2001, the Company's stockholders approved an amendment to the Stock Award Plan to increase the number of shares as to which options or awards may be granted under the Stock Award Plan to a maximum of 24,000,000 shares of Common Stock. This Post-Effective Amendment No. 1 is being filed to register the additional 8,000,000 shares of Common Stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

    The documents containing information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the Stock Award Plan as specified by Rule 428(b)(1) of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by the Company with the SEC pursuant to
Section 13 of the Exchange Act (File No. 1-8989), are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2000; (ii) the Quarterly Report on Form 10-Q for the quarter ended February 23, 2001; (iii) the Current Reports on Form 8-K dated December 13, 2000, January 4, 2001, January 11, 2001, February 15, 2001, February 15, 2001, March 21, 2001, March 30, 2001,
April 20, 2001, May 3, 2001, and May 4, 2001; and (iv) the description of the Common Stock, which is registered under Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.     DESCRIPTION OF SECURITIES.

    Not Applicable.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

    Article VIII of the Company's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The Company's Restated Certificate of Incorporation is filed as Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083) filed June 17, 1998 and the Certificate of Amendment of Restated Certificate of Incorporation, dated April 2, 2001 is filed as Exhibit 4(a)(2) hereto.

    The registrant has in effect reimbursement insurance for directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, the registrant and its directors and officers within specific limits for certain liabilities incurred by them, subject to the conditions and exclusions and deductible provisions of the policies.

    For the undertaking with respect to indemnification, see Item 9.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable.

ITEM 8.     EXHIBITS.

            Exhibit No.     Description
            -----------     -----------

            4(a)(1)    --  Restated Certificate of Incorporation of the
                           Registrant (incorporated by reference to Exhibit
                           4(a)(1) to the Registration Statement on Form S-3
                           (File No. 333-57083)).

            4(a)(2)    --  Certificate  of Amendment of Restated  Certificate of
                           Incorporation, dated April 2, 2001.

            4(a)(3)    --  Certificate of Stock Designation relating to the
                           Registrant's Adjustable Rate Cumulative Preferred
                           Stock, Series A (incorporated by reference to Exhibit
                           4(a)(6) to the Registration Statement on Form S-8
                           (File No. 33-49979)).

            4(a)(4)    --  Certificate of Stock Designation relating to the
                           Registrant's Cumulative Preferred Stock, Series E
                           (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January
                           14, 1998).

            4(a)(5)    --  Certificate of Stock Designation relating to the
                           Registrant's Cumulative Preferred Stock, Series F
                           (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20,
                           1998).

            4(a)(6)    --  Certificate of Stock Designation relating to the
                           Registrant's Cumulative Preferred Stock, Series G
                           (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18,
                           1998).

            4(b)       --  Amended and Restated By-laws of the Registrant
                           (incorporated by reference to Exhibit (4)(b) to Post-Effective Amendment No. 1 to the Registration
                           Statement on Form S-8 (File No. 333-81901)).

            4(c)       --  The Bear Stearns Companies Inc. Stock Award Plan,
                           amended and restated as of [March 29], 2001.

            5          --  Opinion of Cadwalader, Wickersham & Taft.

            23(a)      --  Consent of Deloitte & Touche LLP.

            23(b)      --  Consent of Cadwalader, Wickersham & Taft (included in
                           Exhibit 5).

            24         --  Power of attorney (included in the signature pages to
                           the Registration Statement).


ITEM 9.     UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(i) and
(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 14, 2001.

                                         THE BEAR STEARNS COMPANIES INC.


                                          By:/s/ Samuel L. Molinaro Jr.
                                             ---------------------------------
                                                 SAMUEL L. MOLINARO JR.
                                                 Senior Vice President-Finance
                                                 and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 14, 2001.

             SIGNATURE                                     TITLE
             ---------                                     -----

                        THE BEAR STEARNS COMPANIES INC.


                  *                         Chairman of the Board and Director
------------------------------------
          ALAN C. GREENBERG



         /s/ James E. Cayne                 President, Chief Executive Officer
------------------------------------           and Director (Principal Executive
           JAMES E. CAYNE                      Officer)


                  *                         Director
------------------------------------
          CARL D. GLICKMAN


                  *                         Director
------------------------------------
        DONALD J. HARRINGTON


                  *                         Director
------------------------------------
           WILLIAM L. MACK


                  *                         Director
------------------------------------
          FRANK T. NICKELL


                  *                         Director
------------------------------------
         FREDERIC V. SALERNO


        /s/ Alan D. Schwartz                Director
------------------------------------
          ALAN D. SCHWARTZ

             SIGNATURE                                     TITLE
             ---------                                     -----

                  *                         Director
------------------------------------
          WARREN J. SPECTOR


                  *                         Director
------------------------------------
            VINCENT TESE


                  *                         Director
------------------------------------
             FRED WILPON


     /s/ Samuel L. Molinaro Jr.             Senior Vice President-Finance and
------------------------------------          Chief Financial Officer (Principal
       SAMUEL L. MOLINARO JR.                 Financial Officer)



       /s/ Marshall J Levinson              Controller
------------------------------------           (Principal Accounting Officer)
         MARSHALL J LEVINSON


*By:  /s/ Samuel L. Molinaro Jr.
      ------------------------------
            SAMUEL L. MOLINARO JR.
            ATTORNEY-IN-FACT

                                  EXHIBIT INDEX
                                  -------------


Exhibit
Number             Description
------             -----------

4(a)(1)       --   Restated Certificate of Incorporation of the Registrant
                   (incorporated by reference to Exhibit 4(a)(1) to the Registration Statement on Form S-3 (File No. 333-57083)).

4(a)(2)       --   Certificate of Amendment of Restated Certificate of
                   Incorporation, dated April 2, 2001.

4(a)(3)       --   Certificate of Stock Designation relating to the Registrant's
                   Adjustable Rate Cumulative Preferred Stock, Series A
                   (incorporated by reference to Exhibit 4(a)(6) to the Registration Statement on Form S-8 (File No. 33-49979)).

4(a)(4)       --   Certificate of Stock Designation relating to the Registrant's
                   Cumulative Preferred Stock, Series E (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January 14, 1998).

4(a)(5)       --   Certificate of Stock Designation relating to the Registrant's
                   Cumulative Preferred Stock, Series F (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20, 1998).

4(a)(6)       --   Certificate of Stock Designation relating to the Registrant's
                   Cumulative Preferred Stock, Series G (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18, 1998).

4(b)          --   Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit (4)(b) to Post-Effective Amendment
                   No. 1 to the Registration Statement on Form S-8 (File No.
                   333-81901)).

4(c)          --   The Bear Stearns Companies Inc. Stock Award Plan, amended and restated as of March 29, 2001.

5             --   Opinion of Cadwalader, Wickersham & Taft.

23(a)         --   Consent of Deloitte & Touche LLP.

23(b)         --   Consent of Cadwalader, Wickersham & Taft (included  in
                   Exhibit 5).

24            --   Power of attorney (included in the signature pages to the
                   Registration Statement).